     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                         R. R. DONNELLEY & SONS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               36-1004130
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

          77 WEST WACKER DRIVE                           60601
           CHICAGO, ILLINOIS                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                         R. R. DONNELLEY & SONS COMPANY
                           1995 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                               THOMAS J. QUARLES
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         R. R. DONNELLEY & SONS COMPANY
                              77 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (312) 326-8000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED       PROPOSED
                                     AMOUNT      MAXIMUM         MAXIMUM      AMOUNT OF
       TITLE OF SECURITIES           TO BE    OFFERING PRICE    AGGREGATE    REGISTRATION
        TO BE REGISTERED           REGISTERED   PER SHARE    OFFERING PRICE      FEE
- -----------------------------------------------------------------------------------------
                                   7,500,000
Common Stock, $1.25 par value....  shares(1)    $37.25(2)    $279,375,000(2)   $96,337
- -----------------------------------------------------------------------------------------
Preferred Stock Purchase Rights..     (3)          (3)             (3)        $100.00(3)
- -----------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1) Also registered hereby are such additional and indeterminable number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Company reported in the New York Stock Exchange Composite Transactions on July 21, 1995.
(3) Rights are initially carried and traded with the Common Stock of the Company. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.
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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents heretofore filed by R. R. Donnelley & Sons Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

    (a) The Company's latest annual report on Form 10-K filed pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

    (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above;

    (c) The description of the Common Stock, par value $1.25 per share, of the Company which is contained in a registration statement filed under
  Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description; and

    (d) The description of the Preferred Stock Purchase Rights of the Company contained in a registration statement filed under Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

  Article Twelfth of the Company's Certificate of Incorporation, which Certificate was filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1993, is incorporated herein by reference.

  The Company has purchased liability insurance covering its directors and officers to provide protection in certain circumstances where the Company cannot indemnify a director or officer, in addition to protection by the Company in certain circumstances where a director or officer may be indemnified by the Company under the provisions of Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8. EXHIBITS.

      EXHIBIT
        NO.                            DESCRIPTION
      -------                          -----------
      4(a)     Certificate of Incorporation of the Company (incorporated
               by reference to the Company's Form 10-Q for the quarter
               ended March 31, 1993)
      4(b)     Certificate of Stock Designation filed as Exhibit A to the
               Rights Agreement dated July 24, 1986 between the Company
               and Morgan Shareholder Services Trust Company (incorpo-
               rated by reference to exhibit to Form SE filed on July 31,
               1986)
      4(c)     Rights Agreement dated July 24, 1986 between the Company
               and Morgan Shareholder Services Trust Company (incorpo-
               rated by reference to exhibit to Form SE filed on July 31,
               1986)
      4(d)     First Amendment to Rights Agreement dated as of March 24,
               1988 between the Company and Morgan Shareholder Services
               Trust Company (incorporated by reference to exhibit to
               Form SE filed on May 10, 1988)
      5        Opinion of Thomas J. Quarles
     23(a)     Consent of Arthur Andersen LLP
     23(b)     Consent of Thomas J. Quarles (contained in Exhibit 5 here-
                to)
     24        Powers of Attorney

ITEM 9. UNDERTAKINGS.

  The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section 13(a) or
  Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
  Act) that is
  incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (5) That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE 1933 ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 28TH DAY OF JULY, 1995.

                                          R. R. DONNELLEY & SONS COMPANY


                                                       Thomas J. Quarles
                                          By __________________________________
                                                     Thomas J. Quarles
                                             Senior Vice President and General
                                                          Counsel

  PURSUANT TO THE REQUIREMENTS OF THE 1933 ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 28, 1995 BY THE FOLLOWING PERSONS IN THE CAPACITIES
INDICATED:

         SIGNATURE AND TITLE                       SIGNATURE AND TITLE


                  *                                         *
- -------------------------------------     -------------------------------------
           John R. Walter                           Thomas S. Johnson
    Chairman of the Board, Chief                        Director

   Executive Officer and Director
    (Principal Executive Officer)                           *
                                          -------------------------------------

            Frank R. Jarc                           Richard M. Morrow
- -------------------------------------                   Director

            Frank R. Jarc
      Executive Vice President
     and Chief Financial Officer          -------------------------------------
    (Principal Financial Officer)                  M. Bernard Puckett
                                                        Director


                  *
- -------------------------------------                       *
           Peter F. Murphy                -------------------------------------
    Vice President and Controller                    John M. Richman
   (Principal Accounting Officer)                       Director


                  *                                         *
- -------------------------------------     -------------------------------------
        Martha Layne Collins                       William D. Sanders
              Director                                  Director


                  *                                         *
- -------------------------------------     -------------------------------------
         James R. Donnelley                          Jerre L. Stead
              Director                                  Director


                  *                                         *
- -------------------------------------     -------------------------------------
       Charles C. Haffner III                        Bide L. Thomas
              Director                                  Director


             Thomas J. Quarles
*By _________________________________                       *
           Thomas J. Quarles              -------------------------------------
           Attorney-in-Fact                          H. Blair White
                                                        Director

                                                            *
                                          -------------------------------------
                                                     Stephen M. Wolf
                                                        Director

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DESCRIPTION
 -------                          -----------
  5      Opinion of Thomas J. Quarles
 23(a)   Consent of Arthur Andersen LLP
 23(b)   Consent of Thomas J. Quarles (contained in Exhibit 5 hereto)
 24      Powers of Attorney